  As filed with the Securities and Exchange Commission on February 20, 1996
                                            Registration No. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           CALIFORNIA                                     77-0059951
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
             (Address of principal executive offices)    (Zip Code)

                              --------------------

                   CISCO SYSTEMS, INC. 1987 STOCK OPTION PLAN
          COMBINET, INC. INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                           (Full title of the plans)

                              --------------------

                                JOHN T. CHAMBERS
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                              CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                    (Name and address of agent for service)
                                 (408) 526-4000
         (Telephone number, including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                                   Proposed         Proposed
            Title of                                                Maximum         Maximum
           Securities             Amount            Offering       Aggregate        Amount of
              to be                to be              Price        Offering       Registration
           Registered           Registered          per Share        Price             Fee
           ----------           ----------          ---------        -----             ---
Cisco Systems, Inc.
1987 Stock Option Plan:

Options to Purchase
Common Stock                     19,000,000           N/A             N/A              N/A

Common Stock                19,000,000(1) shares  $88.5625(2)  $1,682,687,500(2)   $580,237.70

Combinet, Inc.
Incentive and Nonqualified
Stock Option Plan:

Options to Purchase                  400              N/A             N/A              N/A
Common Stock

Common Stock                     400 shares        $0.725(3)      $169,249(3)        $100.00
==============================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1987 Stock Option Plan and/or the Combinet, Inc. Incentive and Nonqualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Common Stock of Cisco Systems, Inc. on February 14, 1996.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Cisco Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 30, 1995 filed with the SEC on October 26, 1995, pursuant to Section 13 of the Securities Exchange Act of 1934 as amended (the "1934 Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 1995 filed with the SEC on December 12, 1995; and

         (c) The Registrant's Registration Statement No. 00-18225 on Form 8-A filed with the SEC on January 11, 1990, together with Amendment No. 1 filed with the SEC on February 15, 1990, in which there is described in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.


                                     II-1.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number       Exhibit
--------------       -------
    4                Instruments Defining the Rights of Shareholders.  Reference is made to the Registrant's
                     Registration Statement No. 00-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5                Opinion of Brobeck, Phleger & Harrison LLP.
   23.1              Consent of Independent Accountants - Coopers & Lybrand L.L.P.
   23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24.               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
   99.1              1987 Stock Option Plan.
   99.2*             Form of Notice of Grant of Stock Option (Installment Options).
   99.3*             Form of Notice of Grant of Stock Option (Immediately Exercisable).
   99.4*             Form of Stock Option Agreement.
   99.5*             Form of Stock Option Exercise Form.
   99.6**            Combinet, Inc. Incentive and Nonqualified Stock Option Plan.
   99.7**            Form of Incentive Stock Option Agreement.
   99.8**            Form of Nonqualified Stock Option Agreement.
   99.9**            Form of Stock Option Assumption Agreement.

         * Incorporated by reference to Exhibits 99.6 through 99.9 to the Registrant's Registration Statement No. 33-64283 on Form S-8 filed with the SEC on November 15, 1995.

         ** Incorporated by reference to Exhibits 99.2 through 99.5 to the Registrant's Registration Statement No. 33-63331 on Form S-8 filed with the SEC on October 11, 1995.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold


                                     II-2.

at the termination of the Registrant's 1987 Stock Option Plan and/or the Combinet, Inc. Incentive and Nonqualified Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                     II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 16th day of February, 1996.

                               CISCO SYSTEMS, INC.

                               By /s/  JOHN T. CHAMBERS
                                 -----------------------------------------------
                                 John T. Chambers
                                 President, Chief Executive Officer and Director

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Cisco Systems, Inc., a California corporation, do hereby constitute and appoint John T. Chamber and Larry R. Carter and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement as been signed below by the following persons in the capacities and on the dates indicated.

Signatures               Title                                               Date
----------               -----                                               ----
/s/ JOHN T. CHAMBERS     President, Chief Executive Officer and         February 16, 1996
----------------------   Director (Principal Executive Officer)
John T. Chambers

/s/ LARRY R. CARTER      Vice President, Finance and Administration,    February 16, 1996
----------------------   Chief Financial Officer and Secretary
Larry R. Carter          (Principal Financial and Accounting Officer)


                                     II-4.

/s/ JOHN P. MORGRIDGE       Chairman of the Board                       February 16, 1996
-----------------------
John P. Morgridge

/s/ DONALD T. VALENTINE     Vice Chairman of the Board                  February 16, 1996
-----------------------
Donald T. Valentine

/s/ MICHAEL S. FRANKEL      Director                                    February 16, 1996
-----------------------
Michael S. Frankel

/s/ JAMES F. GIBBONS        Director                                    February 16, 1996
-----------------------
James F. Gibbons

/s/ ROBERT L. PUETTE        Director                                    February 16, 1996
-----------------------
Robert L. Puette

/s/ MASAYOSHI SON           Director                                    February 16, 1996
-----------------------
Masayoshi Son


                                     II-5.

                                 EXHIBIT INDEX

Exhibit Number   Exhibit
--------------   -------
4                Instruments Defining the Rights of Shareholders.  Reference is made to the Registrant's
                 Registration Statement No. 00-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

5                Opinion of Brobeck, Phleger & Harrison LLP.

23.1             Consent of Independent Accountants - Coopers & Lybrand L.L.P.

23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

99.1             1987 Stock Option Plan.

99.2*            Form of Notice of Grant of Stock Option (Installment Options).

99.3*            Form of Notice of Grant of Stock Option (Immediately Exercisable).

99.4*            Form of Stock Option Agreement.

99.5*            Form of Stock Option Exercise Form.

99.6**           Combinet, Inc. Incentive and Nonqualified Stock Option Plan.

99.7**           Form of Incentive Stock Option Agreement.

99.8**           Form of Nonqualified Stock Option Agreement.

99.9**           Form of Stock Option Assumption Agreement.

* Incorporated by reference to Exhibits 99.2 through 99.5 to the Registrant's Registration Statement No. 33-63331 on Form S-8 filed with the SEC on October 11, 1995.

** Incorporated by reference to Exhibits 99.6 through 99.9 to the Registrant's Registration Statement No. 33-64283 on Form S-8 filed with the SEC on November 15, 1995.